                                                                  EXHIBIT 3.4(a)

                            CERTIFICATE OF FORMATION

                                       OF

                         ENCORE OPERATING LOUISIANA, LLC

            This Certificate of Formation of ENCORE OPERATING LOUISIANA, LLC (the "Company") is being executed and filed by the undersigned authorized person for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act.

                                   Article One

            The name of the Delaware limited liability company formed hereby is ENCORE OPERATING LOUISIANA, LLC.

                                   Article Two

            The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the Company's registered agent for service of process at that address is The Corporation Trust Company.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on July 17, 2003.

                                                 AUTHORIZED PERSON

                                                 /s/ SEAN T. WHEELER
                                                 -------------------------------
                                                 Sean T. Wheeler
                                                 Authorized Person